EXHIBIT 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of MacroChem Corporation on Form S-3 of our report dated March 26, 2004, appearing in the Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 20, 2004